BATTERYMARCH FINANCIAL MANAGEMENT, INC.

CODE OF ETHICS

Dated: July 1, 2013

TABLE OF CONTENTS

I. Introduction 1

II. Individuals Covered by the Code 1

III. Standards of Business Conduct 2

A Compliance with Laws, Regulations and Batterymarch Policies and Procedures 2

B. Conflicts of Interest 2

1. Clients Come First 3

2. Avoid Taking Advantage 3

3. Undue Influence 3

4. Disclosure of Personal Interest 3

C. Corporate Opportunities 4

D. Anti-Corruption 4

E. Confidentiality 4

F. Material Nonpublic Information and Insider Trading 5

G. Market Manipulation 5

H. Fair Dealing 5

I. Safeguarding Assets and Property 6

J. Accuracy of Books and Records 6

K. Accurate Public Disclosure and Reporting 6

L. Treatment of Others 6

M. Service as a Director 6

N. Gifts and Entertainment 6

O. Outside Business Activities 7

P. Political and Charitable Contributions 7

Q. Personal Securities Transactions 8

IV. Personal Securities Transactions in Covered Securities 8

A. Preclearance Requirements for Access Persons 8

1. General Requirement 8

2. Covered Security Trade Preclearance Request Form 8

3. Review of Form 8

4. Length of Trade Authorization Approval 9

5. Independent Review 9

6. Excessive Trading 10

7. Investment Clubs 10

B. Execution of Personal Securities Transactions 10

C. Prohibited Transactions 10

1. Always Prohibited Securities Transactions 10

a. Inside Information 10

b. Market Manipulation 10

c. Legg Mason Stock During Restricted Period 11

d. Short Sales in Legg Mason Stock 11

e. Option Transactions in Legg Mason Stock 11

f. Certain Transactions in Investment Companies 11

g. Others 11

2. Generally Prohibited Securities Transactions 11

a. Initial Public Offerings (all Access Persons) 11

b. Limited or Private Offerings (all Access Persons) 12

c. Same-Day Blackout (all Access Persons) 12

d. 7-Day Blackout (Portfolio Managers only) 13

e. 60-Day Blackout (Investment Persons only) 14

f. 60-Day Holding Period for Batterymarch-Managed Funds

(all Access Persons) 15

g. Intention to Buy or Sell for a Client Account or an Account

Managed by a Batterymarch Affiliate (all Access Persons) 15

h. Option Transactions (all Access Persons) 15

i.	Limit Orders to Purchase Covered Securities

(all Access Persons) 15

D. Exemptions 16

1.                   Exemptions from Preclearance, Treatment as a Prohibited

Transaction and Reporting 16

a. Exempt Securities 16

b. Non-Discretionary Accounts 16

c. Batterymarch’s 401(k) Plan Transactions 17

d. Certain Transactions under Legg Mason’s Employee

Stock Plans 18

2. Exemptions from Preclearance and Treatment as a

Prohibited Transaction (but Reporting is Required) 18

a. Commodities, Futures, and Options on Futures 18

b. Closed-End Index Funds 18

c. Exchange-Traded Funds 18

d. Open-End Investment Companies Not Registered in the U.S. 19

e. Options on Broad-Based Indices 19

f. Involuntary Transactions (Including Certain Corporate Actions) 19

g. Automatic Investment Plans 19

h. Rights 19

i. Sales Pursuant to a Bona Fide Tender Offer 19

j. Bona Fide Gifts or Contributions of Securities 19

k. Legg Mason Stock Outside Restricted Period 20

l. Certain Transactions in Non-Legg Mason Employee Benefit

and Stock Plans 20

m. Fixed Income Investments 20

n. Monitored Funds 21

o. Others 21

3. Exemptions from Treatment as a Prohibited Transaction 21

a. De Minimis Transactions 21

b. Transactions in Securities Held in Batterymarch-Managed

Funds that are Index Funds 22

V. Reporting Requirements 22

A. Initial and Annual Certifications 22

B. Acknowledgement of Amendments to the Code 22

C. Initial and Annual Disclosure of Personal Holdings and Reportable Accounts 23

D. Quarterly New Account Reports 24

E. Quarterly Transaction Reports 24

F. Duplicate Trade Confirmations and Account Statements 26

G. Confidentiality 26

H. Availability of Reports 26

I. Electronic Delivery of Reports 27

VI. Administration and Enforcement of the Code 27

A. Monitoring Compliance with the Code 27

B. Reporting Violations 27

1. Confidentiality 27

2. Types of Reporting 27

3. Retaliation 27

C. Investigating Violations of the Code 27

D. Sanctions 28

E. Exceptions to the Code 28

F. Training and Education 28

G. Inquiries Regarding the Code 28

H. Annual Review 28

I. Annual Report and Certification 28

J. Recordkeeping Requirements 29

VII. Definitions 29

“401(k) Plan” 29

“Access Person” 29

“Automatic Investment Plan” 30

“Batterymarch” 31

“Batterymarch Affiliate” 31

“Batterymarch’s Chief Compliance Officer” 32

“Batterymarch’s Compliance Committee” 32

“Batterymarch’s Compliance Department” 32

“Batterymarch-Managed Fund” 32

“Beneficial Interest” 32

“Broad-Based Index” 33

“Client Account” 34

“Closed-End Index Fund” 34

“Closed-End Investment Company” 34

“Code” 34

“Covered Security” 34

“Covered Securities Transaction” 34

“Equivalent Security” 34

“Exchange-Traded Fund” 34

“Exempt Security” 35

“Fixed Income Investment” 35

“Immediate Family” 35

“Index Fund” 35

“Initial Public Offering” 35

“Investment Club” 35

“Investment Company” 35

“Investment Company Act of 1940” 36

“Investment Person” 36

“Investment Team” 36

“Legg Mason” 36

“Legg Mason Fund” 36

“Legg Mason’s Legal and Compliance Department” 36

“Limited Offering” 36

“Monitored Fund” 36

“Non-Discretionary Account” 36

“Open-End Investment Company” 36

“Option” 37

“Portfolio Manager” 37

“Preclearance Officer” 37

“Private Offering” 37

“Private Placement” 37

“Qualified Tuition Program” 37

“Restricted Period” 38

“Short Sale” 38

“Supervised Persons” 38

“Unit Investment Trust” 38

“U.S.” 38

VIII. Appendices to the Code 38

Appendix 1: Contact Persons 40

Appendix 2: Acknowledgement of Receipt of Code of Ethics or

Amendment to the Code 41

Appendix 3: Annual Certification of Compliance with Code of Ethics 42

Appendix 4: Personal Holdings Report 45

Appendix 5: Certification of Reportable Accounts 46

Appendix 6: Covered Security Trade Preclearance Request Form 47

Appendix 7: New Account(s) Report 50

Appendix 8: Transaction Report 51

Appendix 9: Certification of No Beneficial Interest 52

Appendix 10: Sample Instruction Letter to Broker, Dealer or Bank 53

I. INTRODUCTION

Batterymarch1 and its employees are subject to certain laws and regulations governing personal securities trading and other conduct. Batterymarch expects its employees to adhere to such laws and regulations and has developed this Code to promote high standards of behavior and ensure compliance with applicable laws and regulations.

The Code sets forth procedures and limitations that govern the personal securities transactions of every Batterymarch employee, as well as, the standards of business conduct that Batterymarch requires of its employees. It is designed to protect Batterymarch and its clients by deterring misconduct and guarding against any violation of the federal securities laws. It is imperative that Batterymarch avoid even the appearance of a conflict between the activities of its employees and its fiduciary duties to its Client Accounts. The Code adheres to Rule 204A-1 of the Investment Advisers Act of 1940, as amended.

Employees must read this Code and are expected to comply with both its spirit and letter. Personal securities transactions shall be conducted in a manner so as to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility.

Failure to comply with the Code may result in serious sanctions, including, but not limited to, profit disgorgement, trade cancellation, the forced sale of positions, dismissal, personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Code must be reported to Batterymarch’s Compliance Department. Any questions regarding the Code shall also be referred to Batterymarch’s Compliance Department.

Batterymarch employees must also comply with the Legg Mason, Inc. Code of Conduct, which addresses compliance with laws and regulations, conflicts of interest, anti-corruption, confidential information, insider trading, fair dealing and other ethical issues.

II. INDIVIDUALS COVERED BY THE CODE

The Code applies to all of Batterymarch’s Supervised Persons. The Code’s applicability to temporary employees, consultants, independent contractors and certain employees of affiliates will be determined on a case-by-case basis by Batterymarch’s Chief Compliance Officer. The Code imposes different requirements and limitations on Supervised Persons based on the nature of their activities for Batterymarch. For purposes of adhering to the Code’s preclearance, prohibited transaction and reporting requirements relating to their personal securities transactions, Supervised Persons are classified into one of three categories:

(1)	Access Persons;
(2)	Investment Persons; and
(3)	Portfolio Managers.

Because a Supervised Person may have different responsibilities with respect to different Client Accounts, a Supervised Person may be classified as a Portfolio Manager with respect to the activities of one Client Account while classified as an Investment Person with respect to the activities of another Client Account. For example, a Portfolio Manager on Batterymarch’s Emerging Markets Investment Team would be considered a Portfolio Manager with respect to the activities of those Client Accounts managed by the Emerging Markets Investment Team but may only be considered an Investment Person with respect to the trading of certain securities listed on exchanges in developed (as opposed to emerging) markets for the Client Accounts that are managed by Batterymarch’s Developed Markets Investment Team.

Supervised Persons shall confirm their classification(s) with Batterymarch’s Compliance Department.

The Code covers the personal trading activities of all Supervised Persons in their own accounts and in accounts in which they have a Beneficial Interest.

III. STANDARDS OF BUSINESS CONDUCT

Legg Mason has set out basic principles in the Legg Mason, Inc. Code of Conduct to guide the day-to-day business activities of directors, officers and employees of Legg Mason and its subsidiaries. The Legg Mason, Inc. Code of Conduct is included in Batterymarch’s Compliance Program Policies and Procedures Manual. Supervised Persons are expected to comply with all applicable federal and state laws, regulations and Batterymarch’s policies, and be sensitive to, and act appropriately in, situations that may give rise to actual, as well as, apparent conflicts of interest or violations of this Code or the Legg Mason, Inc. Code of Conduct. Batterymarch requires its Supervised Persons to abide by the following standards of business conduct in addition to the basic principles and restrictions set out in the Legg Mason, Inc. Code of Conduct:

A.                 Compliance With Laws, Regulations and Batterymarch Policies and Procedures. In carrying out their responsibilities, Supervised Persons must, at a minimum, comply with all applicable legal requirements, including applicable federal and other securities laws. Supervised Persons shall be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that ignorance of laws and regulations is not a defense. Supervised Persons must comply with Rule 17j-1 of the Investment Company Act of 1940, as amended, which states that it is unlawful:

•	To employ any device, scheme or artifice to defraud an Investment Company;

•	To make any untrue statement of a material fact to an Investment Company or omit to state a material fact necessary in order to make the statements made to an Investment Company, in light of the circumstances under which they are made, not misleading;

•	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on an Investment Company; or

•	To engage in any manipulative practice with respect to an Investment Company.

Supervised Persons are responsible for complying with the letter, not just the spirit, of laws, regulations and Batterymarch policies and procedures, including those in Batterymarch’s Compliance Program Policies and Procedures Manual.

B.                 Conflicts of Interest. Supervised Persons must act in the best interests of Batterymarch and its clients. The Code is based on the principle that Supervised Persons owe fiduciary duties to the Client Accounts and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Client Accounts.

Supervised Persons must at all times comply with the following elements of fiduciary duty:

1.	Client Accounts Come First. A conflict of interest occurs when the personal interests of a Supervised Person interfere or could potentially interfere with their responsibilities to Batterymarch or its clients. Conflicts of interest also occur when the interests of Batterymarch interfere or could potentially interfere with the interests of Client Accounts. Supervised Persons must scrupulously avoid serving Batterymarch’s or their personal interests ahead of the interests of the Client Accounts (i.e., engaging in a “conflict of interest”). Supervised Persons should avoid activities or relationships that might affect their objectivity in making decisions as a Batterymarch employee. Supervised Persons shall also disclose to Batterymarch’s Compliance Department any personal interest that might present a conflict of interest or harm the reputation of Batterymarch.

Doubtful situations shall be resolved in favor of the Client Accounts. Technical compliance with the Code’s procedures will not automatically insulate any activities from scrutiny that indicate an abuse of fiduciary duties.

2.	Avoid Taking Advantage. Supervised Persons may not use any nonpublic information concerning the trading or investment activities of Batterymarch or any of its affiliates to their own advantage. Supervised Persons may not engage in “front running,” that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of open, executed, or pending portfolio transactions in the Client Accounts, or “scalping,” that is, the purchase or sale of securities for the Client Accounts for the purpose of affecting the value of a security owned or to be acquired by the Supervised Person.

3.	Undue Influence. A Supervised Person may not cause or attempt to cause any Client Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Supervised Person. For example, a Supervised Person would violate the Code by causing a Client Account to purchase a security the Supervised Person owned for the purpose of increasing the price of that security.

4.	Disclosure of Personal Interest. If a Supervised Person stands to benefit materially from an investment decision for a Client Account, and the Supervised Person is participating in the investment decision, then the Supervised Person must disclose the potential personal benefit to those other persons with authority to make investment decisions for the Client Account and Batterymarch’s Compliance Department (or, if the Supervised Person in question is a person with authority to make investment decisions for the Client Account, to Batterymarch’s Compliance Department). The person(s) to whom the Supervised Person reports the interest, in consultation with Batterymarch’s Compliance Department, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

Supervised Persons are required to certify that they have no conflicts of interest, or disclose any existing or potential conflicts of interest they may have, by completing Batterymarch’s Potential Conflicts of Interest Questionnaire on an annual basis.

C.                  Corporate Opportunities. Supervised Persons may not take personal advantage of any opportunity (investment or otherwise) properly belonging to Batterymarch or any Client Account. If a Supervised Person is presented with an investment opportunity, as a result of their relationship with Batterymarch, they may personally take advantage of the opportunity only if the investment is approved in writing by Batterymarch’s Chief Compliance Officer. Supervised Persons must also make available any such investment opportunities to the Client Accounts before they may take personal advantage of such opportunities. For example, an Access Person shall not directly or indirectly acquire ownership in a security of limited availability without first offering the opportunity to purchase such security to Batterymarch on behalf of one or more Client Accounts.

D.                Anti-Corruption. The U.S. and other jurisdictions have strict laws prohibiting corruption and bribery, and in particular bribery of government officials. Batterymarch prohibits all types of bribes, including giving or receiving bribes directly or indirectly to anyone, not just government officials. A bribe includes anything of value, such as cash payments, charitable donations, loans, travel expenses, lavish gifts, excessive entertainment, or job placements, given to either the individual or his or her immediate family, with the intent to improperly influence a business decision. Batterymarch also prohibits money laundering. Please refer to the Legg Mason Anti-Corruption Policy and Batterymarch’s Anti-Money Laundering policy in Batterymarch’s Compliance Program Policies and Procedures Manual.

E.                 Confidentiality. All Supervised Persons are expected to strictly comply with measures necessary to preserve the confidentiality of information considered confidential by Batterymarch, its clients (and former clients) and other persons or entities with which Batterymarch conducts business (e.g., vendors). Confidential information relating to clients may include the client’s identity, the client’s security holdings and advice furnished to the client by Batterymarch. Supervised Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Client Accounts, except to persons whose responsibilities require knowledge of the information.

Employees shall refer to and comply with the requirements of Batterymarch’s Informational Barriers, Privacy and Safeguarding of Client Information and Portfolio Holdings Disclosure policies included in Batterymarch’s Compliance Policies and Procedures Manual.

F.                  Material Nonpublic Information and Insider Trading. Supervised Persons possessing material nonpublic information regarding any issuer of securities must inform Batterymarch’s Chief Compliance Officer that they are in possession of such information and must refrain from purchasing or selling securities of that issuer and disclosing the information to others until the information becomes public or is no longer considered material.

Securities laws generally prohibit the trading of securities of an issuer while in possession of material nonpublic information regarding such issuer (“insider trading”). Any person who passes along material nonpublic information upon which a trade is based (“tipping”) may also be in violation of securities laws, even if the person that passed the information does not benefit personally.

Information about a company is “material” if a reasonable investor would consider the information important in reaching an investment decision or the information could reasonably be expected to affect the company’s stock price.

Information about a company is “nonpublic” if it has not been publicly disclosed or released. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

Supervised Persons who possess material nonpublic information about a company (including Legg Mason) may not trade in that company’s securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others. These prohibitions remain in effect until the information has become public.

Supervised Persons that have investment responsibilities shall take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create limitations on their ability to carry out their responsibilities to the Client Accounts.

Supervised Persons shall be aware that material nonpublic information may relate not only to issuers of securities but to Batterymarch’s securities recommendations and the investment holdings and securities transactions of Batterymarch’s Client Accounts, including those of mutual funds and other pooled investment vehicles.

Please refer to Batterymarch’s Insider Trading and Non-Public Information policy included in Batterymarch’s Compliance Program Policies and Procedures Manual. Employees are required to annually certify their compliance with this policy.

G.                Market Manipulation. Supervised Persons are prohibited from intentionally creating or spreading false information, such as rumors, or engaging in collusive activity intended to affect securities prices or the financial condition of an issuer.

H.                 Fair Dealing. Supervised Persons must deal fairly with Batterymarch’s clients, customers, vendors, competitors and other employees, and may not take unfair advantage of any other person or business through any unfair business practice, including through improper coercion, manipulation, concealment, abuse of privileged information or misrepresentation of material facts.

I.                   Safeguarding Assets and Property. Batterymarch’s assets and property include both physical assets such as cash, securities, physical property and equipment and intangible assets such as business strategies and plans, intellectual property, services and products. Supervised Persons are responsible for safeguarding Batterymarch’s assets and property that are under their control. Theft of or fraudulently obtaining Batterymarch’s assets or property is forbidden, and Supervised Persons should not waste or misuse such assets or property for their personal benefit.

J.                    Accuracy of Books and Records. Supervised Persons must ensure the accuracy and completeness of any business information, reports and records under their control. They may not make any false or misleading entries in any of Batterymarch’s books and records. Please refer to Batterymarch’s Recordkeeping Requirements policy in Batterymarch’s Compliance Program Policies and Procedures Manual.

K.                 Accurate Public Disclosure and Reporting. All oral and written statements, including those made to clients, prospective clients, their representatives or the media, must be professional, accurate, balanced and not misleading in any way. Please refer to Batterymarch’s Marketing and Advertising and Media policies in Batterymarch’s Compliance Program Policies and Procedures Manual.

L.                  Treatment of Others. Supervised Persons must treat all persons with whom they come into contact, including other employees, clients and vendors, fairly and with respect. Please refer to Batterymarch’s Employee Handbook and Harassment and Discrimination Policy.

M.                Service as a Director. Supervised Person are prohibited from serving on the board of directors of a publicly held company (other than Batterymarch, its affiliates, the Legg Mason Funds or other pooled investment vehicles which Batterymarch or its affiliates sponsor or promote) absent prior written authorization by Batterymarch’s Chief Compliance Officer and Legg Mason’s General Counsel. This authorization will rarely, if ever, be granted and, if granted, will normally require that the Supervised Person not participate in making investment decisions related to the issuer on whose board the Supervised Person sits.

Supervised Persons are also prohibited from serving on the board of directors of a private company without the prior written approval of Batterymarch’s Chief Compliance Officer. If a Supervised Person receives approval to serve as a director of a private company, he or she may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as a director. Please refer to the Legg Mason Prohibition on Serving as a Director of a Publicly-Traded Company and Batterymarch’s Outside Business Activities policies in Batterymarch’s Compliance Program Policies and Procedures Manual.

N.                 Gifts and Entertainment. On occasion, because of their position with Batterymarch, Supervised Persons may be offered, or may receive without notice, gifts from persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch). Supervised Persons shall not accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons shall not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client or prospective client feel beholden to Batterymarch or the Supervised Person.

Please refer to Batterymarch’s Gifts and Business Entertainment policy included in Batterymarch’s Compliance Program Policies and Procedures Manual. In accordance with this policy, each Supervised Person is required to report certain gifts and entertainment received by them (or on behalf of them) from, or given to, persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch). If such persons or entities provide gifts, entertainment or reportable meals to multiple Supervised Persons, each Supervised Person is individually responsible for reporting their receipt of such gifts, entertainment or reportable meals. Employees are required to annually certify their compliance with this policy.

O.                 Outside Business Activities. An employee may not engage in any outside business activities without the approval of Batterymarch’s Compliance Department. Please refer to Batterymarch’s Outside Business Activities policy included in Batterymarch’s Compliance Program Policies and Procedures Manual. Employees are required to annually certify their compliance with this policy and report all outside business activities to Batterymarch’s Compliance Department on an annual basis.

P.                   Political and Charitable Contributions. Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, Supervised Persons shall refrain from considering Batterymarch’s current or anticipated business relationships as a factor in making charitable contributions.

Batterymarch requires prior approval of certain political and charitable contributions. All political contributions by either a Supervised Person or Batterymarch to: (a) a candidate for, or incumbent of, a state or local political office; (b) a candidate for, or incumbent of, a political office in a foreign country; (c) a political party; or (d) a political action committee, must be preauthorized by Batterymarch’s Compliance Department. Furthermore, all charitable contributions to a client by either a Supervised Person or Batterymarch must be preauthorized by Batterymarch’s Compliance Department. These policies cover the political contributions and charitable contributions to clients made by all employees and their immediate family members residing in the same household and those contributions made by others if under the employee’s control or direction.

Please refer to Batterymarch’s Political Contributions and Activities and Charitable Contributions and Non-Marketing-Related Event Sponsorships policies included in

Batterymarch’s Compliance Program Policies and Procedures Manual. Employees are required to annually certify their compliance with these policies.

Q.                Personal Securities Transactions. Supervised Persons are required to comply with Batterymarch’s policies and procedures regarding personal securities transactions, including the preclearance and reporting requirements of this Code.

Employees with questions regarding any of these principles and restrictions shall consult with Batterymarch’s Chief Compliance Officer.

IV. PERSONAL SECURITIES TRANSACTIONS IN COVERED SECURITIES

A. Preclearance Requirements for Access Persons.

1.	General Requirement. Except for the transactions exempted by Sections IV.D.1. (Exemptions from Preclearance and Treatment as a Prohibited Transaction and Reporting) and IV.D.2. (Exemptions from Preclearance and Treatment as a Prohibited Transaction (but not Reporting)) of the Code, any Covered Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer. All Access Persons must notify the Preclearance Officer and receive written or electronic approval from the Preclearance Officer before they engage in any purchase or sale of a Covered Security for their own accounts or accounts in which they otherwise have a Beneficial Interest.

2.	Covered Security Trade Preclearance Request Form. Prior to entering an order for a Covered Securities Transaction that requires preclearance, the Access Person must complete a Covered Security Trade Preclearance Request Form (Appendix 6), submit the completed form in SunGard’s Protegent PTA software and obtain written or electronic approval from a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

Proposed Covered Securities Transactions of a Preclearance Officer that require preclearance must be submitted to another Preclearance Officer for approval.

3.	Review of Form. After receiving a completed Covered Security Trade Preclearance Request Form (Appendix 6), a Preclearance Officer will: (a) review the information set forth in the form; (b) review information regarding past, pending and contemplated transactions by any relevant Client Accounts as well as past transactions by the Access Person in the Covered Security, as necessary; and (c) as soon as reasonably practicable, determine whether to authorize the proposed Covered Securities Transaction.

The Preclearance Officer will notify the Access Person in writing or electronically whether the request is approved or denied, without obligation to disclose the reason for such approval or denial.

The granting of authorization or rejection of the proposed Covered Securities Transaction, and the date and time such authorization/rejection was granted, must be reflected on the form.

No order for a securities transaction for which preclearance authorization is required may be placed by an Access Person prior to the receipt of written or electronic authorization of the transaction by a Preclearance Officer. Verbal approvals are not permitted.

4.	Length of Trade Authorization Approval. The authorization provided by a Preclearance Officer is effective until the earlier of: (a) its revocation; (b) the close of business on the trading day the authorization is granted; (c) the moment the Access Person learns that the information in the Covered Security Trade Preclearance Request Form is not accurate; or (d) the moment the Access Person learns that the approval is no longer permissible under the Code. For example, if an Access Person learns of a pending buy or sell order in a Covered Security for a Client Account after the Access Person has received authorization to trade, but before the Covered Securities Transaction has been placed, the Access Person must refrain from placing the order unless the Covered Securities Transaction is a de minimis transaction as described in Section IV.D.3.a. (De Minimis Transactions) of the Code.

If the order for the Covered Securities Transaction is not placed by the close of business on the trading day the authorization is granted, the authorization is no longer valid and a new authorization must be obtained before the Covered Securities Transaction is placed.

5.	Independent Review. A Preclearance Officer may request, at his or her discretion, any and all information and/or documentation necessary to satisfy himself or herself that no actual or potential conflict, or appearance of a conflict, exists between the proposed purchase or sale and the interest of any Client Account.

For example, if a Portfolio Manager wishes to execute a Covered Securities Transaction where the possibility of a conflict of interest exists with client interests (e.g., the Covered Security may appear to be appropriate for the Client Accounts or could potentially be recommended to the Client Accounts within 7 calendar days), a Preclearance Officer may request, at his or her discretion, a written explanation from the Portfolio Manager as to why the Covered Security is not appropriate at such time for the Client Accounts.

The Preclearance Officer may also, at his or her discretion, seek an independent review by another member of the relevant Investment Team with no personal interest in the issuer to determine whether the Covered Securities Transaction may be appropriate for any Client Account prior to granting authorization.

6.	Excessive Trading. Excessive trading may be a potential distraction from servicing clients. Batterymarch discourages all employees from engaging in short-term trading, trading that could be deemed excessive or trading that could interfere with an employee’s job responsibilities. Absent special circumstances, an Access Person will be limited to no more than 20 trade preclearance requests per calendar quarter.

7.	Investment Clubs. Since each member of an Investment Club generally participates in the investment decision-making process, Access Persons must obtain approval from Batterymarch’s Compliance Department before they or a member of the Access Person’s Immediate Family participates in an Investment Club and must thereafter preclear and report all Covered Securities Transactions of the Investment Club. Without such written authorization from a Preclearance Officer, Access Persons (or members of their Immediate Family) may not participate in an Investment Club or the individual Covered Securities Transactions of the Investment Club. Due to the administrative difficulties resulting from such restrictions, Batterymarch recommends that Access Persons refrain from participating in Investment Clubs.

B. Execution of Personal Securities Transactions. Transactions in Covered Securities subject to the preclearance requirements may be executed through any broker, dealer or bank as long as the requirements of Section V.F. (Duplicate Trade Confirmations and Account Statements) of the Code are met.2 If a precleared trade is not executed, the Access Person shall notify the Preclearance Officer promptly.

C. Prohibited Transactions.

1.	Always Prohibited Securities Transactions. The following securities transactions are always prohibited and will not be authorized under any circumstances:

a.	Inside Information. Any transaction in a security by an Access Person who possesses material nonpublic information regarding the security or the issuer of the security is prohibited.

b.	Market Manipulation. Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

c.	Legg Mason Stock3 During Restricted Period. Any purchase or sale of Legg Mason’s publicly traded securities conducted by an Access Person during the Restricted Period is prohibited.

d.	Short Sales in Legg Mason Stock. Short Sales of Legg Mason’s publicly traded securities by employees are prohibited, with the exception of Short Sales “against the box.”

e.	Option Transactions in Legg Mason Stock. Option transactions, other than opening and closing hedging transactions, such as covered call Options and protective put Options, involving Legg Mason’s publicly traded securities are prohibited. For example, purchases or sales of listed or Over-the-Counter Options or derivatives relating to Legg Mason are prohibited. Transactions under Legg Mason’s incentive or other employee stock Option plans are exempt from this prohibition.

f.	Certain Transactions in Investment Companies. Access Persons shall not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any Batterymarch-Managed Fund or any other Investment Company in violation of applicable law or the provisions of the fund’s disclosure documents.

g.	Others. Any other transaction deemed by a Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity or an appearance of impropriety is prohibited.

2.	Generally Prohibited Securities Transactions. Unless exempted by Section IV.D. (Exemptions) of the Code, the following Covered Securities Transactions are prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified below.

a.	Initial Public Offerings (all Access Persons). Any purchase of a Covered Security by an Access Person in an Initial Public Offering without the prior written approval of Batterymarch’s Chief Compliance Officer is prohibited. Batterymarch’s Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the Access Person by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

b.	Limited or Private Offerings (all Access Persons). Any purchase of a Covered Security by an Access Person in a Limited or Private Offering (e.g., a Private Placement) without the prior written approval of Batterymarch’s Chief Compliance Officer is prohibited. Batterymarch’s Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the Access Person by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

Access Persons who have acquired a Beneficial Interest in Covered Securities in a Private Offering are required to disclose their Beneficial Interest to Batterymarch’s Compliance Department. If the Access Person is subsequently involved in a decision to buy or sell a Covered Security (or an Equivalent Security) from the same issuer for a Client Account, then the decision to purchase or sell the Covered Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

Investment Persons who have prior holdings of Covered Securities obtained in a Private Offering must request the written authorization of Batterymarch’s Chief Compliance Officer to continue to hold the security. This request for authorization must be initiated within 10 calendar days of becoming an Investment Person and annually thereafter.

Access Persons investing in a Private Offering are not required to preclear any of the underlying securities transactions (whether or not they are Covered Securities Transactions) made by the Private Offering.

c.	Same-Day Blackout (all Access Persons). Any purchase or sale of a Covered Security by an Access Person on any day during which any Client Account has a pending buy or sell order in the same Covered Security (or Equivalent Security) is generally prohibited, except for de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) of the Code.

Any purchase or sale of a Covered Security by a Portfolio Manager on any day during which a Client Account managed by that Portfolio Manager has effected a buy or sell transaction in the same Covered Security (or Equivalent Security) is also generally prohibited, except for de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) of the Code.

Excluding transactions considered de minimis as described in Section IV.D.3.a. (De Minimis Transactions) of the Code, if a Covered Securities Transaction is executed in an account in which a Portfolio Manager has a Beneficial Interest on the same day that a trade in the same Covered Security (or Equivalent Security) is executed on behalf of a Client Account for which the Portfolio Manager has investment discretion and the price received for such Covered Security (or Equivalent Security) by such Client Account(s) is less favorable than the price received by the Portfolio Manager, then the Portfolio Manager will be obligated to disgorge his or her profits. In such instances, profit disgorgement will be equal to the difference between the price received by the Portfolio Manager and the price received by the Client Account(s). Any profits on disgorgement will be allocated to Client Accounts or to a charity of Batterymarch’s choice. Additional penalties or sanctions may be imposed.

d.	7-Day Blackout (Portfolio Managers only). Any purchase or sale of a Covered Security by a Portfolio Manager within 7 calendar days of a purchase or sale of the same Covered Security (or Equivalent Security) by a Client Account managed by that Portfolio Manager is generally prohibited. For example, if a Client Account trades a Covered Security on day 1, day 8 is the first day the Portfolio Manager may trade that Covered Security for an account in which he or she has a Beneficial Interest. Portfolio Managers must place the interests of the Client Accounts first; they may not avoid or delay purchasing or selling a security for a Client Account in order to personally profit.

To guard against possible violations of this prohibition, Batterymarch’s Portfolio Managers should consider refraining from purchasing/selling a Covered Security (in which they acquire/have a Beneficial Interest) that is ranked a “buy” or a “sell” by Batterymarch’s stock selection model or any other Covered Security when there exists a reasonable likelihood that the Covered Security may be acquired/disposed of by a Client Account within 7 calendar days.

It is acknowledged that circumstances may change with the passage of time. For example, at the time of a personal trade in a Covered Security by a Portfolio Manager, he or she may have had no intention to purchase or sell the same Covered Security (or Equivalent Security) for a Client Account and no knowledge that the same Covered Security (or Equivalent Security) would be subsequently purchased or sold for the Client Account. It is understood that such events may occur since Batterymarch’s investment process is quantitative and portfolio construction is automated. As a result, it will not automatically be construed to be a violation of the Code should a Portfolio Manager trade in a Covered Security for a Client Account less than 7 calendar days after the Portfolio Manager traded the same Covered Security (or Equivalent Security) for an account in which he or she has a Beneficial Interest. However, under such circumstances, upon request by a Preclearance Officer, the Portfolio Manager must document in a written memorandum addressed to Batterymarch’s Compliance Department why the personal trade by the Portfolio Manager should not be considered a violation of the Code.

In addition to other appropriate sanctions, Portfolio Managers may be required to sell securities and disgorge any and all profit realized from transactions that violate the 7 calendar day blackout period, except that de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) of the Code will not be subject to such disgorgement.

e.	60-Day Blackout (Investment Personnel only). (i) Purchase of a Covered Security in which an Investment Person thereby acquires a Beneficial Interest within 60 calendar days of a sale of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (ii) sale of a Covered Security in which an Investment Person has a Beneficial Interest within 60 calendar days of a purchase of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Client Account held the Covered Security (or an Equivalent Security) at any time on or between the dates of the Covered Securities Transactions by the Investment Person is generally prohibited; unless the Investment Person agrees to disgorge all profits on the transaction to a charitable organization specified in accordance with Section VII.D. (Sanctions) of the Code. Investment Persons may also be required to sell any shares obtained in violation of the 60-day blackout period. There is no exception made to this Section of the Code for de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) of the Code. As a result, de minimis transactions involving Covered Securities that violate the 60-day blackout period restriction are subject to profit disgorgement.

Investment Persons shall be aware that for purposes of the Code, trading in derivatives (such as Options) is deemed to be trading in the underlying security. Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement.

f.	60-Day Holding Period for Batterymarch-Managed Funds (all Access Persons). No Access Person may sell (or exchange out of) shares of a Batterymarch-Managed Fund in which the Access Person has a Beneficial Interest within 60 calendar days of a purchase of (or exchange into) shares of the same Batterymarch-Managed Fund, including any individual retirement account or 401(k) participant account.

g.	Intention to Buy or Sell for a Client Account or an Account Managed by a Batterymarch Affiliate (all Access Persons). Any purchase or sale of a security by an Access Person at a time when that Access Person intends, or knows of another’s intention, to purchase or sell that security or a similar security on behalf of a Client Account or any client account managed by a Batterymarch Affiliate, including the Monitored Funds. This prohibition also applies to transactions in Fixed Income Investments that may be executed on behalf of a client account managed by a Batterymarch Affiliate.

h.	Option Transactions (all Access Persons). Writing Option transactions involving Covered Securities are generally prohibited. Subject to preclearance, an Access Person may engage in purchasing Options. However, an Access Person engaging in such transactions should recognize the danger of being “frozen” from exercising or selling the Option because of the general restrictions that apply to Covered Securities Transactions. Even though an Access Person may receive preclearance to purchase an Option, the Code also requires an Access Person to seek written preclearance before exercising or selling the Option.

Options on Broad-Based Indices are exempt from this prohibition as described in Section IV.D.2.e. (Options on Broad-Based Indices) of the Code. Options transactions by Immediate Family members of Access Persons that involve their employer’s stock under their employer’s stock option plans are also not prohibited as described in Section IV.D.2.l. (Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans) of the Code.

The prohibition regarding Option transactions in Legg Mason stock is set forth in Section IV.C.1.e. (Option Transactions in Legg Mason Stock) of the Code.

i.	Limit Orders to Purchase Covered Securities (all Access Persons). Standard orders to purchase Covered Securities at certain prices (sometimes called “limit,” “good-until-cancelled,” or “standing buy” orders; collectively, referred to as “limit orders” for purposes of the Code) that extend beyond the current trading day are generally prohibited. Limit orders to sell Covered Securities in which an Access Person already has a Beneficial Interest are not prohibited by the Code, although limit orders to sell Covered Securities that extend more than 30 days are generally prohibited.

The prohibitions set forth in Sections IV.C.2.c. (Same-Day Blackout) and IV.C.2.d. (7-Day Blackout) of the Code apply whether the Covered Securities Transaction is in the same direction (e.g., 2 purchases) or the opposite direction (e.g., a purchase and sale) as the transaction of a Client Account.

D. Exemptions.

1.	Exemptions from Preclearance, Treatment as a Prohibited Transaction and Reporting. The following securities transactions are exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons), the prohibited transaction restrictions set forth in Section IV.C.2. (Generally Prohibited Securities Transactions), and the reporting requirements set forth in Sections V.C. (Initial and Annual Disclosure of Personal Holdings and Reportable Accounts), V.D. (Quarterly New Account Reports), V.E. (Quarterly Transaction Reports) and V.F. (Duplicate Trade Confirmations and Account Statements) of the Code:

a.	Exempt Securities. Any transaction in the following: (i) bankers acceptances; (ii) bank certificates of deposit and time deposits; (iii) commercial paper; (iv) repurchase agreements; (v) securities that are direct obligations of the U.S. government; (vi) securities issued by Open-End Investment Companies registered under the Investment Company Act of 1940, as amended (i.e., mutual funds), provided they are not Monitored Funds or Exchange-Traded Funds; (vii) shares of money market funds (regardless of affiliation with Batterymarch Affiliates); (viii) units of Unit Investment Trusts, provided they are invested exclusively in one or more Open-End Investment Companies that are not Monitored Funds;4 and (ix) Qualified Tuition Programs, provided they are not managed by Batterymarch or invested in any Monitored Funds. For purposes of the Code, collectively, these securities are referred to as “Exempt Securities.”

b.	Non-Discretionary Accounts. Purchases or sales effected in accounts in which the Access Person has no direct or indirect influence or control over the investment decision making process and knowledge of the transaction before it is completed. Non-

Discretionary Accounts may only be exempted from preclearance procedures when Batterymarch’s Chief Compliance Officer, after a thorough review, is satisfied that the account is truly non-discretionary to the Access Person (that is, the Access Person has given total investment discretion to an investment manager and retains no ability to influence specific trades).

For example, Covered Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed, may be considered as non-discretionary. Transactions in Qualified Tuition Programs may also be considered as non-discretionary, provided an Access Person has no direct or indirect influence or control over the investment decision making process in the program (i.e., the Access Person is not able to select a Monitored Fund for purchase or sale).

Standard brokerage accounts generally are not deemed to be Non-Discretionary Accounts, even if the broker is given some discretion to make investment decisions.

c.	Batterymarch’s 401(k) Plan Transactions. Elections regarding future contributions to the Batterymarch-Managed Funds in Batterymarch’s 401(k) Plan are not deemed to be transactions and are therefore not subject to (i.e., they are exempt from) the preclearance and reporting requirements and the 60-day holding period requirement.

Payroll deduction contributions to the Batterymarch-Managed Funds in Batterymarch’s 401(k) Plan are deemed to be pursuant to an Automatic Investment Plan. They are also exempt from the preclearance and reporting requirements and the 60-day holding period requirement.

Movements of balances (including any exchanges) into or out of the Batterymarch-Managed Funds in Batterymarch’s 401(k) Plan are deemed to be purchases or redemptions of those funds for purposes of the 60-day holding period requirement. However, these transactions are also exempt from the preclearance and reporting requirements of the Code even though they are subject to the 60-day holding period requirement. The administrator of Batterymarch’s 401(k) Plan provides Batterymarch’s Compliance Department with monthly transaction reporting. As a result, Access Persons do not need to report movements of balances (including any exchanges) into or out of the Batterymarch-Managed Funds in Batterymarch’s 401(k) Plan.

Movements of balances into or out of the Batterymarch-Managed Funds outside of Batterymarch’s 401(k) Plan (such as through a spouse’s 401(k) plan or other retirement plan or any other account) are subject to the Code’s reporting and 60-day holding period requirements. Please note that certain Batterymarch-Managed

Funds are a common investment vehicle in employee benefit plans in which Immediate Family members may participate.

d.	Certain Transactions Under Legg Mason’s Employee Stock Plans. The receipt or exercise of an employee stock Option under any of Legg Mason’s employee stock Option plans and the purchase or sale of Legg Mason stock within any of Legg Mason’s employee stock purchase plans is exempt from the preclearance and reporting requirements under the Code.

With the exception of sales within Legg Mason’s employee stock purchase plans, the sale of Legg Mason stock is subject to the Code’s reporting requirements. For example, the sale of Legg Mason stock under Legg Mason’s employee stock Option plans must be reported.

2.	Exemptions from Preclearance and Treatment as a Prohibited Transaction (but Reporting is Required). The following securities transactions are exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons) and the prohibited transaction restrictions set forth in Section IV.C.2. (Generally Prohibited Securities Transactions) of the Code, but are subject to the Code’s reporting requirements (i.e., the transactions must be reported):

a.	Commodities, Futures, and Options on Futures. Any purchase or sale involving non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market-based index of stocks) and Options on futures.

b.	Closed-End Index Funds. Any purchase or sale of a Closed-End Index Fund. However, purchases or sales of other Closed-End Investment Companies are subject to both the preclearance and reporting requirements of the Code.

c.	Exchange-Traded Funds. Any purchase or sale of an Exchange-Traded Fund, regardless of whether the Exchange-Traded Fund is structured as an Open-End Investment Company or Unit Investment Trust. However, purchases or sales of other Unit Investment Trusts are subject to both the preclearance and reporting requirements of the Code, unless the Unit Investment Trust invests exclusively in one or more Open-End Investment Companies that are not Monitored Funds, in which case such Unit Investment Trust would be exempt from both the preclearance and reporting requirements of the Code.

d.	Open-End Investment Companies Not Registered in the U.S. Any purchase or sale of an Open-End Investment Company that is not registered in the U.S.

e.	Options on Broad-Based Indices. Any transaction involving Options on Broad-Based Indices. However, Options on indices not considered to be Broad-Based Indices are subject to both the preclearance and reporting requirements of the Code.5

f.	Involuntary Transactions (Including Certain Corporate Actions). Transactions that are involuntary on the part of an Access Person, such as stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Covered Securities and sales of fractional shares. However, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared.

g.	Automatic Investment Plans. Transactions effected pursuant to an Automatic Investment Plan.

h.	Rights. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

i.	Sales Pursuant to a Bona Fide Tender Offer. Any sales effected pursuant to a bona fide tender offer.

j.	Bona Fide Gifts or Contributions of Securities. Access Persons desiring to make a bona fide gift or contribution of Covered Securities or who receive a bona fide gift of Covered Securities, including an inheritance, do not need to preclear the transaction. However, the Access Person must report such bona fide gifts or contributions to Batterymarch’s Compliance Department within 30 calendar days after the end of the calendar quarter such gift or contribution was made and must disclose the following information: (i) the identity of the person receiving/giving the gift; (ii) the date of the transaction; (iii) the name of the broker through which the transaction was effected; (iv) the name of the Covered Security; and (v) the number of shares of the Covered Security. A bona fide gift or contribution is one where the donor does not receive anything of monetary value in return. An Access Person who purchases a Covered Security with the intention of making a gift or contribution must preclear the purchase transaction.

k.	Legg Mason Stock Outside Restricted Period. Any purchase or sale of Legg Mason’s publicly traded securities effected by an Access Person outside the Restricted Period. However, Short Sales of Legg Mason’s publicly traded securities by employees are prohibited, with the exception of Short Sales “against the box.”

l.	Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans. Purchases of an employer’s securities done under a bona fide employee benefit or stock plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person’s Immediate Family do not require preclearance, but must be reported.

The receipt of Options in an employer’s securities done under a bona fide employee stock Option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person’s Immediate Family does not require preclearance or reporting.

The exercise of Options in an employer’s securities done under a bona fide employee stock Option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person’s Immediate Family does not require preclearance, but must be reported.

Sales of the employer’s stock, whether part of the employee benefit or stock plan, do require both preclearance and reporting.

Furthermore, employee benefit plans that allow the employee to buy or sell Covered Securities other than those of their employer are subject to the preclearance and reporting requirements of the Code.

m.	Fixed Income Investments. Any purchase or sale of a Fixed Income Investment, except as set forth in Section IV.C.2.g. of the Code.

n.	Monitored Funds. Any purchase or sale of shares of a Monitored Fund, except as set forth in Section IV.C.2.f. of the Code. However, transactions in Monitored Funds in Batterymarch’s 401(k) Plan are also exempt from reporting (as set forth in Section IV.D.1.c. of the Code).

For purposes of the Code, all Batterymarch-Managed Funds and all Open-End Investment Companies registered under the Investment Company Act of 1940, as amended (i.e., mutual funds) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter are considered “Monitored Funds.” From time to time, Legg Mason will publish a list of the Monitored Funds. This list will be posted in Batterymarch’s Compliance Program Policies and Procedures Manual. Access Persons shall rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Monitored Funds.

o.	Others. Transactions in other securities as may from time to time be designated in writing by Batterymarch’s Compliance Department on the ground that the risk of abuse is minimal or non-existent.

3.	Exemption from Treatment as a Prohibited Transaction. The following Covered Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section IV.C.2. (Generally Prohibited Securities Transactions) of the Code. However, they are subject to the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons) of the Code and the Code’s reporting requirements:

a.	De Minimis Transactions. A Preclearance Officer may approve certain de minimis transactions even when Batterymarch is trading in such securities for the Client Accounts, provided the restrictions and conditions described below are met. In such instances, the prohibitions set forth in Sections IV.C.2.c. (Same-Day Blackout) and IV.C.2.d. (7-Day Blackout) of the Code are not applicable to any Covered Securities Transaction, or series of related transactions, effected during any calendar day, not exceeding the amount of US$10,000 in the securities of companies with a market capitalization of US$5 billion or higher. However, the prohibitions set forth in Sections IV.C.2.e. (60-Day Blackout) and IV.C.2.f. (60-Day Holding Period for Batterymarch-Managed Funds) of the Code continue to apply to de minimis transactions.

The following restrictions or conditions are imposed upon the above-described transactions:

i.	The Access Person must not be using knowledge, and must certify on the Covered Security Trade Preclearance Request Form (Appendix 6) that he or she is not using knowledge, of any open, executed or pending transactions by a Client Account to profit by the market effect of such Client Account transaction; and

ii.	The Access Person must cooperate with the Preclearance Officer’s request to document market capitalization amounts and any other requested information.

b.	Transactions in Securities Held in Batterymarch-Managed Funds that are Index Funds. A Preclearance Officer may authorize Covered Securities Transactions when Batterymarch is trading in such securities exclusively for Batterymarch-Managed Funds that are Index Funds. The prohibitions set forth in Sections IV.C.2.c. (Same-Day Blackout), IV.C.2.d. (7-Day Blackout) and IV.C.2.e. (60-Day Blackout) of the Code are not applicable to any Covered Securities Transaction involving a security traded exclusively for a Batterymarch-Managed Fund that is an Index Fund. However, these prohibitions apply to Covered Securities Transactions involving securities traded in all other Batterymarch-Managed Funds.

V. REPORTING REQUIREMENTS

A. Initial and Annual Certifications. Within 10 days of being designated as an Access Person and on an annual basis thereafter, all Access Persons must complete and submit to Batterymarch’s Compliance Department the Acknowledgement of Receipt of Code of Ethics or Amendment to the Code (Appendix 2). Access Persons must certify in writing or electronically that they have: (i) received a copy of the Code; (ii) read and understood all provisions of the Code; and (iii) agree to comply with the Code (or have complied with the Code). The Acknowledgement of Receipt of Code of Ethics or Amendment to the Code (Appendix 2) must be signed and dated by the Access Person.

The annual certification must be submitted by Access Persons to Batterymarch’s Compliance Department within 30 days after Batterymarch’s fiscal year-end (i.e., by April 30).

As part of the annual certification, Access Persons will be required to certify that they are not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.

B. Acknowledgement of Amendments to the Code. Batterymarch’s Compliance Department will provide Access Persons with any amendments to the Code. Within 10 days of receiving such amendments, all Access Persons must complete and submit to Batterymarch’s Compliance Department the Acknowledgement of Receipt of Code of Ethics or Amendment to the Code (Appendix 2). Access Persons must certify in writing or electronically that they have received, read and understood the amendments to the Code. The Acknowledgement of Receipt of Code of Ethics or Amendment to the Code (Appendix 2) must be signed and dated by the Access Person.

C. Initial and Annual Disclosure of Personal Holdings and Reportable Accounts. Within 10 days of being designated as an Access Person and on an annual basis thereafter, an Access Person must disclose all holdings of Covered Securities in which such Access Person has a Beneficial Interest on the Personal Holdings Report (Appendix 4).

The Personal Holdings Report (Appendix 4) must include, at a minimum: (i) the name of each Covered Security in which the Access Person has a Beneficial Interest; (ii) the exchange ticker symbol or CUSIP/SEDOL number of each Covered Security held; (iii) the number of shares of each Covered Security held; (iv) the principal amount of each Covered Security; (v) the name of the broker, dealer or bank with which the Access Person maintains an account in which each Covered Security is held; (vi) the account title; and (vii) the account number. The Personal Holdings Report (Appendix 4) must also be signed and dated by the Access Person.

The Personal Holdings Report (Appendix 4) must include a listing of all Covered Securities held in accounts maintained with a broker, dealer or bank as well as a listing of all Covered Securities held outside of securities trading accounts in which the Access Person has a Beneficial Interest, such as physical certificates.

Please note: A Monitored Fund is a Covered Security.

The information contained in the Personal Holdings Report (Appendix 4) must be current as of a date no more than 45 calendar days prior to the date an employee is designated as an Access Person or the date the report is submitted on an annual basis.

Within 10 days of being designated as an Access Person and on an annual basis thereafter, an Access Person must also submit the Certification of Reportable Accounts (Appendix 5).

The Certification of Reportable Accounts (Appendix 5) must include: (i) a listing of all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account doesn’t hold Covered Securities, but has the capability of holding Covered Securities, the account must be disclosed); and (ii) a listing of all accounts that hold Monitored Funds (accounts that are listed in (i) above do not need to be listed twice. The listing must include, at a minimum: (a) the name of each broker, dealer or bank with which the Access Person maintains a reportable account; (b) the account title; and (c) the account number. The Certification of Reportable Accounts (Appendix 5) must also be signed and dated by the Access Person.

Please note: Personal holdings reports and transaction reporting relating to Open-End Investment Companies that are not Monitored Funds are not required. Therefore, Access Persons do not need to disclose accounts that are incapable of holding Covered Securities (i.e., “mutual fund-only accounts”) when no Monitored Funds are held in such accounts.

The Personal Holdings Report (Appendix 4) and the Certification of Reportable Accounts (Appendix 5) must be submitted by Access Persons to Batterymarch’s Compliance Department within 30 days after Batterymarch’s fiscal year-end (i.e., by April 30).

Batterymarch’s Compliance Department reserves the right to require reporting in addition to the initial and annual reports described above.

D. Quarterly New Account Reports. If an Access Person opens an account at a broker, dealer, bank or mutual fund (provided the mutual fund account holds any Monitored Funds) during any calendar quarter that has not previously been disclosed, the Access Person must notify Batterymarch’s Compliance Department in writing or electronically of the existence of the account no later than 30 days after the end of such calendar quarter and make arrangements to comply with the requirements set forth in the Code.

On a quarterly basis, all Access Persons are required to disclose any new accounts opened in which the Access Person has a Beneficial Interest that have the capability of holding Covered Securities or that hold Monitored Funds regardless of what, if any, securities are maintained in such accounts. All Access Persons must complete and submit to Batterymarch’s Compliance Department a New Account(s) Report (Appendix 7) to disclose such accounts and include the following information for each new account: (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the account title; (iii) the account number; and (iv) the date the account was established. The New Account(s) Report (Appendix 7) must be signed and dated by the Access Person.

E. Quarterly Transaction Reports. All Access Persons are required to report all Covered Securities Transactions conducted during each calendar quarter no later than 30 days after the end of such calendar quarter. If an Access Person effected a Covered Securities Transaction during a calendar quarter that will not be reported on a brokerage confirmation and account statement, or broker electronic feed, that will be delivered to Batterymarch’s Compliance Department within 30 calendar days after the end of the calendar quarter, the Access Person must submit to Batterymarch’s Compliance Department a Transaction Report (Appendix 8) covering all unreported Covered Securities Transactions conducted during the calendar quarter no later than 30 days after the end of the calendar quarter.

The Transaction Report (Appendix 8) must include information about each unreported Covered Securities Transaction in which the Access Person had, or as a result of the transaction acquired, any Beneficial Interest. The Transaction Report (Appendix 8) must include: (i) the name of each Covered Security traded; (ii) the exchange ticker symbol or CUSIP/SEDOL number; (iii) the type of security; (iv) the number of shares of each Covered Securities Transaction; (v) the transaction type of each Covered Securities Transaction (i.e., purchase, sale, etc.); (vi) the price at which each Covered Securities Transaction was effected; (vii) the name of the broker, dealer or bank through which the Covered Securities Transaction was effected; and (viii) the date of each Covered Securities Transaction. The Transaction Report (Appendix 8) must also be signed and dated by the Access Person.

Please note: If all of the required information on a transaction is already included in a trade confirmation and account statement, or broker electronic feed, previously delivered to Batterymarch’s Compliance Department in compliance with the requirements described in Section V.F. (Duplicate Trade Confirmations and Account Statements), an Access Person does not need to submit a Transaction Report (Appendix 8).

Covered Securities Transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held outside of securities trading accounts and transactions through employee benefit or stock Option plans, must be reported to Batterymarch’s Compliance Department using a Transaction Report (Appendix 8).

Access Persons that had no unreported Covered Securities Transactions during a calendar quarter are not required to submit a Transaction Report (Appendix 8).

Furthermore, a Transaction Report (Appendix 8) need not be submitted for: (i) any transaction in Exempt Securities [Section IV.D.1.a. (Exempt Securities)]; (ii) any transaction effected in a Non-Discretionary Account [Section IV.D.1.b. (Non-Discretionary Accounts)]; (iii) any transaction in Batterymarch’s 401(k) Plan since the information is available to Batterymarch’s Compliance Department from 401(k) Plan records [Section IV.D.1.c. (Batterymarch’s 401(k) Plan Transactions)]; (iv) the receipt or exercise of an employee stock Option under any of Legg Mason’s employee stock plans [Section IV.D.1.d. (Certain Transactions Under Legg Mason’s Employee Stock Plans)]; (v) the purchase or sale of Legg Mason stock under any of Legg Mason’s employee stock purchase plans [Section IV.D.1.d. (Certain Transactions Under Legg Mason’s Employee Stock Plans)]; and (vi) the receipt6 of Options in an employer’s securities done under a bona fide employee stock Option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person’s Immediate Family [Section IV.D.2.l. (Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans)].

Please note: Transactions in and holdings of Monitored Funds (such as through a spouse’s 401(k) plan or other retirement plan or any other account) are subject to the reporting requirements of the Code. Monitored Funds are a common investment vehicle in employee benefit plans in which your Immediate Family members may participate.

Batterymarch’s Compliance Department will review submitted Transaction Reports (Appendix 8) in accordance with the Procedures for Monitoring Compliance with the Code as delineated in Batterymarch’s Compliance Program Policies and Procedures Manual.

F. Duplicate Trade Confirmations and Account Statements. All Access Persons must arrange for Batterymarch’s Compliance Department to receive directly from any broker, dealer, or bank through which they have effected any Covered Securities Transaction, either: (i) an electronic feed that includes all of the information required to be included in the Personal Holdings Report (Appendix 4) and Transaction Report (Appendix 8) as described in Sections V.C. (Initial and Annual Disclosure of Personal Holdings and Reportable Accounts) and V.E. (Quarterly Transaction Reports) of the Code; or (ii) duplicate copies of all trade confirmations relating to each Covered Securities Transaction and statements relating to each account that holds, or potentially could hold, Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such account (thus, even if an account doesn’t hold Covered Securities, but has the capability of holding Covered Securities, the Access Person must arrange for duplicate trade confirmations and account statements to be sent to Batterymarch’s Compliance Department). Duplicate copies of trade confirmations and periodic account statements must be received by Batterymarch’s Compliance Department no less frequently than quarterly and no later than 30 days after the end of each calendar quarter.

If an Access Person opens an account at a broker, dealer or bank that has not previously been disclosed, the Access Person must notify Batterymarch’s Compliance Department in writing of the existence of the account as described in Section V.D. (Quarterly New Account Reports) of the Code and make arrangements to comply with the requirements set forth herein.

Access Persons are not required to arrange for the delivery of duplicate copies of trade confirmations and account statements relating to transactions in Batterymarch’s 401(k) Plan.

Access Persons may use the Sample Instruction Letter to Broker, Dealer or Bank (Appendix 10) as an instruction letter to request such documents from brokers, dealers or banks. If an Access Person is not able to arrange for duplicate trade confirmations and periodic account statements to be sent, the Access Person must immediately notify Batterymarch’s Compliance Department. If such documents are not received by Batterymarch’s Compliance Department within 30 days after the end of each calendar quarter, the Access Person must report all unreported Covered Securities Transactions in a Transaction Report (Appendix 8) as set forth in Section V.E. (Quarterly Transaction Reports) of the Code.

G. Confidentiality. Batterymarch’s Compliance Department will use its best efforts to assure that the personal holdings information of Access Persons is treated confidentially. However, Batterymarch is required by law to review, retain and, in certain circumstances, disclose documents containing personal holdings information. Therefore, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Legg Mason as is necessary to evaluate compliance with or sanctions under the Code or other requirements applicable to Legg Mason or Batterymarch.

H. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to Batterymarch’s Board of Directors, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Batterymarch’s Compliance Committee, Batterymarch’s Compliance Department, Legg Mason’s Legal and Compliance Department, any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Batterymarch or Legg Mason is a member, any state securities commission and any attorney or agent of the foregoing.

I. Electronic Delivery of Reports. All written disclosures, certifications and reporting required under this Code may be conducted electronically through personal trading software, broker feeds or by other means approved by Batterymarch’s Compliance Department, as applicable.

VI. ADMINISTRATION AND ENFORCEMENT OF THE CODE

A. Monitoring Compliance with the Code. The Preclearance Officer will review available monthly and quarterly account statements, trade confirmations and transaction reports and any violation reports generated within personal trading software within 45 days after each month- or quarter-end.

B. Reporting Violations. All Supervised Persons are required to report violations of the Code promptly to Batterymarch’s Chief Compliance Officer or to another member of Batterymarch’s Compliance Committee (provided Batterymarch’s Chief Compliance Officer also receives reports of all violations).

1.	Confidentiality. Any reports of violations from Supervised Persons will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports of violations of the Code may be submitted to Batterymarch’s Chief Compliance Officer on an anonymous basis.

2.	Types of Reporting. The types of reporting required include: (a) noncompliance with applicable laws, rules and regulations; (b) fraud or illegal acts involving any aspect of Batterymarch’s or Legg Mason’s business; (c) material misstatements in regulatory filings, internal books and records, client records or reports; (d) activity that is harmful to clients, including shareholders of Monitored Funds; and (e) deviations from required controls and procedures that safeguard clients and Batterymarch. Supervised Persons are reminded to refer to the Legg Mason, Inc. Code of Conduct and the memorandum entitled Reporting Potentially Illegal or Unethical Activities (Legg Mason Employee Ethics Reporting Hotline), both of which reside in Batterymarch’s Compliance Program Policies and Procedures Manual.

3.	Retaliation. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

C. Investigating Violations of the Code. Batterymarch’s Compliance Department is responsible for investigating any suspected violation of the Code and shall communicate promptly to an Access Person any suspected violation of the Code by such Access Person. Furthermore, Batterymarch’s Compliance Department shall report the results of any investigation relating to a violation of the Code affecting any Batterymarch-Managed Fund to compliance personnel at the relevant Investment Company.

D. Sanctions. If Batterymarch’s Chief Compliance Officer determines that an Access Person has committed a violation of the Code, Batterymarch’s Compliance Committee and Legg Mason’s Legal and Compliance Department may impose sanctions and take other actions as they deem appropriate, including but not limited to a warning, a letter of caution and warning, a forced sale of securities, profit disgorgement, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator for cause. In addition to sanctions, violations may result in civil referral to the Securities and Exchange Commission or criminal referral, where appropriate.

Where an Access Person is required to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result, the amount of profit shall be calculated by Batterymarch’s Compliance Department and shall be remitted by the Access Person to Batterymarch’s Compliance Committee. Batterymarch’s Compliance Committee will forward this amount to a charitable organization selected by Batterymarch. Failure to promptly abide by a directive from Batterymarch’s Compliance Committee, Batterymarch’s Compliance Department or Legg Mason’s Legal and Compliance Department to reverse a trade or forfeit profits may result in the imposition of additional sanctions. No member of Batterymarch’s Compliance Department may review his or her own transaction.

E. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, Batterymarch’s Compliance Department may grant exceptions to the requirements of the Code on a case-by-case basis if it finds that the proposed conduct involves negligible opportunity for abuse.

F. Training and Education. All Supervised Persons are required to attend any mandatory training sessions conducted by Batterymarch’s Compliance Department concerning the Code.

G. Inquiries Regarding the Code. Batterymarch’s Compliance Department will answer any questions about this Code or any other compliance-related matters.

H. Annual Review. Batterymarch’s Chief Compliance Officer will review the Code at least once a year and identify any recommended changes in existing restrictions or procedures based on his/her experience under the Code, evolving industry practices or developments in applicable laws or regulations, and will report such findings to Batterymarch’s Compliance Committee.

I. Annual Report and Certification. Pursuant to Rule 17j-1(c)(2)(ii) of the Investment Company Act of 1940, as amended, Batterymarch’s Compliance Department will, no less frequently than annually, furnish to the board of directors of each Investment Company for which Batterymarch serves as investment adviser or investment subadviser, a written report that:

1.	Describes any issues arising under the Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

2.	Certifies that Batterymarch has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

J. Recordkeeping Requirements. Pursuant to Rule 17j-1(f) of the Investment Company Act of 1940, as amended, Batterymarch’s Compliance Department will maintain records in the manner and to the extent as set forth below, and will make these records available to the Securities and Exchange Commission or any of its representatives at any time and from time to time for reasonable periodic, special or other examination:

1.	A copy of each Code that is in effect, or at any time within the past 5 years was in effect, must be maintained in an easily accessible place;

2.	A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least 5 years after the end of the fiscal year in which the violation occurs;

3.	A copy of each report made by an Access Person as required by the Code, must be maintained for at least 5 years after the end of the fiscal year in which the report is made or the information is provided, the first 2 years in an easily accessible place;

4.	A record of all persons, currently or within the past 5 years, who are or were required to make reports pursuant to the Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

5.	A copy of each report required by the Code must be maintained for at least 5 years after the end of the fiscal year in which it is made, the first 2 years in an easily accessible place; and

6.	A record detailing the reasons supporting the decision, to approve the acquisition of a Covered Security by an Access Person in an Initial Public Offering or a Limited Offering, for at least 5 years after the end of the fiscal year in which the approval is granted.

VII. DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

“401(k) Plan” means Batterymarch’s 401(k) plan, the Batterymarch Financial Management Profit Sharing and Retirement Plan.

“Access Person” means each Supervised Person who has access to nonpublic information regarding clients’ purchases or sales of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A Supervised Person who has access to nonpublic information regarding the portfolio holdings of Monitored Funds is also an Access Person.

Batterymarch’s Compliance Department has designated the following Supervised Persons as Access Persons:

(1)	Every officer and employee of Batterymarch (or employee of a company in a control relationship with any of the foregoing), who in connection with his or her regular functions, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by a Client Account;

(2)	Every natural person in a control relationship with Batterymarch or a Client Account who obtains information concerning recommendations made to a Client Account with regard to the purchase or sale of a Covered Security, prior to its dissemination or prior to the execution of all resulting trades; and

(3)	Such other persons as Batterymarch’s Compliance Department or Legg Mason’s Legal and Compliance Department shall designate.

Legg Mason representatives on the board of directors of Batterymarch are not considered to be Access Persons since they are not involved in making securities recommendations for any Client Accounts and do not have access to nonpublic information regarding the purchase or sale of Covered Securities by the Client Accounts.

This Code also does not apply to any employee of Legg Mason & Co., LLC who is covered under the Legg Mason & Co., LLC Code of Ethics unless such person has been designated as an Access Person subject to this Code by Batterymarch’s Chief Compliance Officer.

Any uncertainty as to whether an individual is an Access Person shall be brought to the attention of Batterymarch’s Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “Access Person” found in Rule 204A-1(e)(1) promulgated under the Investment Advisers Act of 1940, as amended.

“Automatic Investment Plan” means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation without affirmative action by the Access Person. Examples are as follows:

(1)	Dividend Reinvestment Plans (“DRIPs”). The automatic investment of dividends under a DRIP is deemed to be pursuant to an Automatic Investment Plan. Optional cash purchases (i.e., the right to buy additional shares through the DRIP) are not considered Automatic Investment Plans unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

(2)	Payroll deductions. Deductions from payroll directly into an investment account are deemed to be done pursuant to an Automatic Investment Plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

(3)	Bank Account Drafts or Deposits. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an Automatic Investment Plan, provided that, in either case:

a.	There is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and

b.	At least 2 drafts or deposits were executed according to the schedule.

(4)	Automatic mutual fund exchange programs. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

(5)	Automatic mutual fund withdrawal programs. Automatic withdrawals of a fixed dollar amount out of one mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

(6)	Asset allocation accounts. Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories. Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Code, both the investment of new money into, and periodic rebalancings within, an asset allocation account are deemed to be done pursuant to an Automatic Investment Plan. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset allocation accounts.

(7)	Qualified Tuition Programs. Many jurisdictions have Qualified Tuition Programs (often referred to as “529” plans or college savings plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an Automatic Investment Plan. A college savings plan could qualify as an Automatic Investment Plan if it meets the requirements for an asset allocation account, bank account draft or a payroll deduction.

“Batterymarch” means Batterymarch Financial Management, Inc.

“Batterymarch Affiliate” means any company that controls, is controlled by, or is under common control with Batterymarch.

“Batterymarch’s Chief Compliance Officer” means that person designated in Contact Persons (Appendix 1).

“Batterymarch’s Compliance Committee” means the Batterymarch committee that is responsible for establishing and monitoring Batterymarch’s compliance policies and procedures in accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, as amended. Batterymarch’s Compliance Committee consists of Batterymarch’s Chief Executive Officer, President and Chief Compliance Officer.

“Batterymarch’s Compliance Department” means the compliance department of Batterymarch and the persons designated in Contact Persons (Appendix 1).

“Batterymarch-Managed Fund” means an Investment Company or other pooled investment vehicle managed by Batterymarch.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in the subject Covered Securities.

An Access Person is deemed to have a Beneficial Interest in the following:

(1)	Any Covered Security owned individually by the Access Person;

(2)	Any Covered Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

(3)	Any Covered Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if:

a.	the Covered Security is held in an account over which the Access Person has decision-making authority (for example, the Access Person acts as trustee, executor, or guardian); or

b.	the Covered Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

The following is guidance on applying this definition to some common situations:

Family Members. An Access Person is presumed to have a Beneficial Interest in any Covered Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide Batterymarch’s Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Covered Security and exercises no control over investment decisions made regarding the Covered Security. It will be difficult to rebut this presumption if, with respect to the other person, the Access Person commingles any assets or shares any expenses, provides or receives any financial support, influences investment decisions, includes them as a dependent for tax purposes or as a beneficiary under an employee benefit plan or is in any way financially codependent. Any attempt to disclaim Beneficial Interest with respect to Immediate Family members who share the same household as the Access Person must be based upon countervailing facts that an Access Person can prove in writing.

Partnerships. If an Access Person is a general partner in a general or limited partnership, the Access Person is deemed to own his or her proportionate share of the securities owned by the partnership. An Access Person’s “proportionate share” is the greater of such person’s share of profits or share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

Shareholders of Corporations. An Access Person is not deemed to own the securities held by a corporation in which the Access Person is a shareholder unless the Access Person is a controlling shareholder or the Access Person has or shares investment control over the corporation’s portfolio.

Trusts. Generally, parties to a trust will be deemed to have a Beneficial Interest in the securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. “Investment control” is the power to direct the disposition of the securities in the trust.

Derivative Securities. An Access Person is deemed to have a Beneficial Interest in any security the Access Person has the right to acquire through the exercise or conversion of any Option, warrant, convertible security or other derivative security, whether or not presently exercisable.

Access Persons may use the Certification of No Beneficial Interest (Appendix 9) to rebut the presumption of Beneficial Interest in any Covered Securities.

Any uncertainty as to whether an Access Person has a Beneficial Interest in a Covered Security shall be brought to the attention of Batterymarch’s Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a)(1), (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

“Broad-Based Index” means an index designed to reflect the movement of an entire market (i.e., a broad number of industries and sectors). Broad-Based Indices include, but are not limited to, the S&P MidCap 400, S&P 500, S&P Small Cap 600, Russell 1000, Russell 2000, Russell 2500, Russell 3000, NASDAQ 100, Nikkei 300, NYSE Composite and Wilshire Small Cap. The Chicago Board Options Exchange (“CBOE”) Volatility Index (a measure of the expected volatility of the S&P 500 Index) would also be considered a Broad-Based Index under the Code. An index that tracks just one industry, such as the NASDAQ Pharmaceutical Index, is not considered a Broad-Based Index. Any uncertainty as to whether an index is considered to be a Broad-Based Index shall be brought to the attention of Batterymarch’s Compliance Department.

“Client Account” means any separate or commingled account for which Batterymarch serves as an investment manager, adviser or sub-adviser, including Investment Companies and other collective funds.

“Closed-End Index Fund” means an Index Fund that is a Closed-End Investment Company. An investment in a Closed-End Index Fund is exempt from the preclearance requirements, but is subject to the reporting requirements, of the Code.

“Closed-End Investment Company” means an Investment Company that has a fixed number of shares and is often listed on a major stock exchange. Unlike Open-End Investment Companies, Closed-End Investment Companies do not stand ready to issue and redeem shares on a continuous basis. Investments in Closed-End Investment Companies are subject to the preclearance and reporting requirements of the Code, with the exception of an investment in a Closed-End Index Fund.

“Code” means this Code of Ethics, as amended.

“Covered Security” includes stocks, bonds (including Fixed Income Investments), obligations otherwise convertible into stock and all derivative instruments of the foregoing, such as Options and warrants. Also, includes Monitored Funds, Closed-End Investment Companies, Exchange-Traded Funds, Unit Investment Trusts and Private Placements. A Covered Security does not include futures or Options on futures or Open-End Investment Companies not registered under the Investment Company Act of 1940, as amended, but the purchase and sale of such instruments and funds are nevertheless subject to the reporting requirements of the Code.

Please note: Unless expressly exempted from the preclearance or reporting requirements of the Code, all securities transactions are considered Covered Securities Transactions subject to the preclearance and reporting requirements under the provisions of the Code.

“Covered Securities Transaction” means a purchase or sale of Covered Securities in which an Access Person has or acquires a Beneficial Interest.

“Equivalent Security” means any security issued by the same entity as the issuer of a subject Covered Security, including Options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, the Options Clearing Corporation or a similar entity issues them.

“Exchange-Traded Fund” or “ETF” means an Investment Company that operates pursuant to an order from the Securities and Exchange Commission exempting the ETF from certain provisions of the Investment Company Act of 1940, as amended, so that the ETF may issue securities that trade in a secondary market and which are redeemable only in large aggregations called creation units. An ETF’s shares trade on a stock exchange intraday like a stock. However, an ETF is also like a mutual fund, in that it holds a basket of securities. An ETF registers with the Securities and Exchange Commission either as an Open-End Investment Company or as a Unit Investment Trust. Investments in ETFs are exempt from the preclearance requirements, but are subject to the reporting requirements, of the Code.

“Exempt Security” means any security that is expressly exempted from the preclearance or reporting requirements of the Code, where applicable.

“Fixed Income Investment” means any security that pays a fixed rate of return and is not traded by Batterymarch on behalf of the Client Accounts (e.g., government, corporate and municipal bonds), other than fixed income securities convertible into equity securities.

“Immediate Family” of an Access Person means any of the following persons:

(1)	An employee’s spouse or domestic partner;

(2)	Children (including step-children, foster children, sons-in-law and daughters-in-law);

(3)	Grandchildren;

(4)	Parents (including step-parents, mothers-in-law and fathers-in-law);

(5)	Grandparents; and

(6)	Siblings (including brothers-in-law, sisters-in-law and step-brothers and sisters).

Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that Batterymarch’s Compliance Department determines could lead to possible conflicts of interest, diversions of corporate opportunity or appearances of impropriety which this Code is intended to prevent.

“Index Fund” means an Investment Company or managed portfolio that contains securities of an index in proportions designed to replicate the return of the index.

“Initial Public Offering” means the first offering of a company’s securities to the public through an allocation by the underwriter.

“Investment Club” means a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club.

“Investment Company” means a company that issues securities that represent an undivided interest in the net assets held by the company. The federal securities laws categorize Investment Companies into three basic types: (1) mutual funds (legally known as Open-End Investment Companies); (2) closed-end funds (legally known as Closed-End Investment Companies; and (3) Unit Investment Trusts.

“Investment Company Act of 1940” is legislation passed by Congress requiring registration and regulation of investment companies by the Securities and Exchange Commission. The Act sets the standards by which mutual funds and other investment vehicles of investment companies operate.

“Investment Person” means each Portfolio Manager and any other Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager’s decisions.

“Investment Team” means the group of Portfolio Managers responsible for the management of Client Accounts invested under similar mandates.

“Legg Mason” means Legg Mason, Inc., the parent company of Batterymarch.

“Legg Mason Fund” means an Investment Company registered under the Investment Company Act of 1940, as amended (or a portfolio or series thereof, as the case may be) offered by Legg Mason or a Batterymarch Affiliate.

“Legg Mason’s Legal and Compliance Department” means the Legal and Compliance Department of Legg Mason.

“Limited Offering” (also known as a Private Offering) means an offering that is exempt from registration under Sections 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rules 504, 505 or 506 adopted thereunder.

“Monitored Fund” means an Investment Company or other pooled investment vehicle managed by Batterymarch (a “Batterymarch-Managed Fund”) or an Open-End Investment Company registered under the Investment Company Act of 1940, as amended (i.e., a mutual fund) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter. From time to time, Legg Mason will publish a list of the Monitored Funds. This list will be posted in Batterymarch’s Compliance Program Policies and Procedures Manual. Access Persons shall rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Monitored Funds.

“Non-Discretionary Account” means an account for which an Access Person has no direct or indirect control over the investment decision-making process and no knowledge of transactions until they are completed.

“Open-End Investment Company” means an Investment Company that continually creates new shares on demand. A mutual fund registered under the Investment Company Act of 1940, as amended is an Open-End Investment Company.

“Option” means a security that gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. Any Access Person who buys/sells an Option is generally deemed to have purchased/sold the underlying security when the Option was purchased/sold.

(1) Call Options

(a)	If an employee buys a call Option, the employee is considered to have purchased the underlying security on the date the Option was purchased.

(b)	If an employee sells a call Option, the employee is considered to have sold the underlying security on the date the Option was sold.

(2) Put Options

(a)	If an employee buys a put Option, the employee is considered to have sold the underlying security on the date the Option was purchased.

(b)	If an employee sells a put Option, the employee is considered to have purchased the underlying security on the date the Option was sold.

“Portfolio Manager” means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Client Account. Exclusively for purposes of the Code, each portfolio manager and research analyst on an Investment Team who makes recommendations or decisions regarding the purchase or sale of securities for the Client Accounts managed by that Investment Team is a Portfolio Manager with respect to such Client Accounts.

“Preclearance Officer” means the person designated as a Preclearance Officer in Contact Persons (Appendix 1) hereof or such person’s designee(s).

“Private Offering” (also known as a Limited Offering) means an offering that is exempt from registration under Sections 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rules 504, 505 or 506 adopted thereunder. A Private Placement is an example of a Private Offering. Such offerings are exempt from registration because they do not constitute a public offering.

“Private Placement” means an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933, as amended. Private Placements can include limited partnerships, certain co-operative investments in real estate, commingled investment vehicles such as hedge funds and investments in family-owned businesses. A Private Placement is an example of a Private Offering.

“Qualified Tuition Program” (also known as a Section “529” plan or a college savings plan) is a program set up to allow a person to either prepay, or contribute to an account established for paying, a student’s qualified education expenses at an eligible educational institution. Qualified Tuition Programs can be established and maintained by states (or agencies or instrumentalities of a state) and eligible educational institutions.

“Restricted Period” means the period beginning 5 trading days before the expected release of Legg Mason’s quarterly earnings and continuing for 2 trading days following the quarterly earnings release.

“Short Sale” means the sale of a security that is not owned by the seller at the time of the trade.

“Supervised Persons” include:

(1)	All employees of Batterymarch; and

(2)	Any other person who provides advice on behalf of Batterymarch and is subject to Batterymarch’s supervision and control.

“Unit Investment Trust” or “UIT” is an Investment Company that offers a fixed (unmanaged) portfolio of securities having a definite life. A UIT is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. Unlike an Open-End Investment Company, a UIT is created for a specific length of time (e.g., it will have a termination date that is established when the UIT is created) and has a fixed portfolio, meaning that the UIT does not actively trade its investment portfolio, except in certain limited situations. Because the investment portfolio of a UIT generally is fixed, investors know more or less what they are investing in for the duration of their investment. Investors will find the portfolio securities held by the UIT listed in its prospectus. Some Exchange-Traded Funds are technically classified as UITs. However, Exchange-Traded Funds do not have fixed portfolios (they are either managed or update automatically to follow an index). Investments in UITs are subject to both the preclearance and reporting requirements of the Code, except for the following: (1) investments in UITs that are invested exclusively in one or more Open-End Investment Companies none of which are Monitored Funds; and (2) Exchange-Traded Funds that are structured as UITs. Investments in UITs that are invested exclusively in one or more Open-End Investment Companies none of which are Monitored Funds are exempt from both the preclearance and reporting requirements of the Code, while Exchange-Traded Funds are exempt from the preclearance requirements, but are subject to the reporting requirements, of the Code.

“U.S.” means the United States.

VIII. APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1. Contact Persons

Appendix 2. Acknowledgement of Receipt of Code of Ethics or

Amendment to the Code

Appendix 3. Annual Certification of Compliance with Code of Ethics

Appendix 4. Personal Holdings Report

Appendix 5. Certification of Reportable Accounts

Appendix 6. Covered Security Trade Preclearance Request Form

Appendix 7. New Account(s) Report

Appendix 8. Transaction Report

Appendix 9. Certification of No Beneficial Interest

Appendix 10. Sample Instruction Letter to Broker, Dealer or Bank

Appendix 1

CONTACT PERSONS

PRECLEARANCE OFFICER

Philip E. Channen

DESIGNEES OF PRECLEARANCE OFFICER

Christopher J. Dahlberg

Denise A. Larson

BATTERYMARCH’S CHIEF COMPLIANCE OFFICER

Philip E. Channen

BATTERYMARCH’S COMPLIANCE DEPARTMENT

Philip E. Channen

Christopher J. Dahlberg

Denise A. Larson

Appendix 2

ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

OR AMENDMENT TO THE CODE

I acknowledge that I have received the Code of Ethics dated July 1, 2013, as amended from time to time (the “Code”) and represent that:

1. I have read the Code and I understand that it applies to me and to all Covered Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Covered Securities owned by members of my Immediate Family and that Covered Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code. I have also read the definitions of “Batterymarch-Managed Funds,” “Covered Securities,” “Immediate Family” and “Monitored Funds” and understand such definitions and the distinctions between them.

2. In accordance with Section IV.A. of the Code, I will obtain prior written authorization for all Covered Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Sections IV.D.1. or IV.D.2. of the Code.

3. In accordance with Sections V.D. and V.E. of the Code, I will report all new accounts opened on a quarterly basis that may hold Covered Securities or that hold Monitored Funds in which I have a Beneficial Interest and provide at least quarterly transaction reports in all Covered Securities Transactions in which I have or acquire a Beneficial Interest.

4. I agree to disgorge any profits on prohibited transactions in accordance with the requirements of the Code.

5. I will comply with the Code in all other respects.

6. I am not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.

Comments: ___________________________________________________________________________

______________________________________________________________________________

___________________________ ___________________________

Signed Name Date

___________________________

Printed Name

Appendix 3

ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

I certify that during the period of April 1, _____ through March 31, _____:

1. In accordance with Section V.C. of the Code of Ethics dated July 1, 2013, as amended from time to time (the “Code”), I have fully disclosed all holdings of Covered Securities in which I have a Beneficial Interest on the Personal Holdings Report, and all accounts that either could hold Covered Securities or that hold Monitored Funds on the Certification of Reportable Accounts.  I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Covered Securities owned by members of my Immediate Family and that Covered Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code. I have also read the definitions of “Batterymarch-Managed Funds,” “Covered Securities,” “Immediate Family” and “Monitored Funds” and understand such definitions and the distinctions between them.

☐ True
☐ False

Please explain what was not fully disclosed on the Personal Holdings Report:

______________________________________________________________________________

______________________________________________________________________________

2. In accordance with Section IV.A. of the Code, I have obtained prior written authorization for all Covered Securities Transactions in which I have or acquired a Beneficial Interest, except for transactions exempt from preclearance under Sections IV.D.1. or IV.D.2. of the Code.

☐ True
☐ False

Please disclose each Covered Securities Transaction in which you have or acquired a Beneficial Interest but did not obtain prior written authorization as required under the Code:

Account Title: _________________________________________________________________

Account Number: _______________________________________________________________

Name of Broker: ________________________________________________________________

Name of Covered Security: _______________________________________________________

Ticker or CUSIP/SEDOL: ________________________________________________________

Number of shares or units purchased or sold: _________________________________________

Trade date: ____________________________________________________________________

Other relevant details (if any): _____________________________________________________

______________________________________________________________________________

3. In accordance with Sections V.D. and V.E. of the Code, I have reported on a quarterly basis all new accounts opened that may hold Covered Securities or that hold Monitored Funds in which I have a Beneficial Interest and have provided at least quarterly transaction reports in all Covered Securities Transactions in which I have or acquired a Beneficial Interest.

☐ True
☐ False

Please disclose each new account that you have not reported as required under the Code:

Account Title: _________________________________________________________________

Account Number: _______________________________________________________________

Name of Broker, Dealer, Bank or Mutual Fund Company: _______________________________

Date Opened: __________________________________________________________________

4. In accordance with Section IV.C.2.b. of the Code, if I am classified as an Investment Person, I must obtain written authorization from Batterymarch’s CCO on an annual basis to continue holding any securities obtained in a Private Offering (as that term is defined in the Code).

Investment Persons only (all other Access Persons should answer “N/A”): I hold one or more securities obtained in a Private Offering:

☐ True
☐ False
☐ N/A

Please identify each of your holdings of Covered Securities that are Private Offerings:

Security Description: ____________________________________________________________

Symbol: ______________________________________________________________________

5. I have complied with the Code in all other respects.

☐ True
☐ False

By checking the box below, I certify that the answers given above are true and complete to the best of my knowledge.

☐ True

___________________________ ___________________________

Signed Name Date

___________________________

Printed Name

Appendix 4

PERSONAL HOLDINGS REPORT

As of Date: ____________________

1. In accordance with Section V.C. of the Code of Ethics dated July 1, 2013, as amended from time to time (the “Code”), the following is a list of all Covered Securities in which I have a Beneficial Interest:

NAME OF BROKER, DEALER, BANK OR MUTUAL FUND	ACCOUNT TITLE	ACCOUNT NUMBER	NAME OF SECURITY OR MONITORED FUND	EXCHANGE TICKER SYMBOL OR CUSIP/ SEDOL NO.	TYPE OF SECURITY	NUMBER OF SHARES	PRINCIPAL AMOUNT

(Attach separate sheet if necessary)

2. I understand that if I am classified as an Investment Person, I must obtain written authorization from Batterymarch’s Chief Compliance Officer on an annual basis to continue holding any securities obtained in a Private Offering, in accordance with Section IV.C.2.b. of the Code. To comply with this requirement, I certify that, if I am an Investment Person, I have reported each of my holdings of Covered Securities that are Private Offerings in my Annual Certification of Compliance with Code of Ethics.

3. I certify that the information on this form is accurate and complete.

___________________________ ___________________________

Signed Name Date

___________________________

Printed Name

Appendix 5

CERTIFICATION OF REPORTABLE ACCOUNTS

1. The following is a list of all accounts in which I have a Beneficial Interest that have the capability of holding Covered Securities or that hold Monitored Funds.

NAME OF BROKER, DEALER, BANK OR MUTUAL FUND COMPANY	ACCOUNT NUMBER	ACCOUNT TITLE	ACCOUNT TYPE	ACCOUNT OWNER	ESTABLISHED DATE

(Attach separate sheet if necessary)

2. I certify that the information on this form is accurate and complete.

___________________________ ___________________________

Signed Name Date

___________________________

Printed Name

Appendix 6

COVERED SECURITY TRADE PRECLEARANCE REQUEST FORM

Event Type: Entry Date:

☐ Broker Action ____________________________ (MM/DD/YYYY)

☐ Broker Confirm

☐ Preclearance

Access Person: ____________________________________________________________________

Broker Account: ___________________________________________________________________

Symbol: __________________________________________________________________________

Security Name: ____________________________________________________________________

Transaction Type:

☐ Buy

☐ Sell

Quantity: _________________________________________________________________________

Activity Type:

☐ OTHER TRANSACTION ACTIVITY

☐ BUY/CLOSE

☐ BUY/OPEN

☐ COVER

☐ FUTURE

☐ INITIAL HOLDINGS

☐ OPTION CALL

☐ OPTION PUT

☐ RECONCILIATION ADJUSTMENT

☐ SECURITY ACQUISITION

☐ SECURITY DISPOSITION

☐ SELL/CLOSE

☐ SELL/OPEN

☐ SHORT

Private Offering: Security Offering:

☐ No ☐ No

☐ Yes ☐ Yes

IPO: Order Type:

☐ No ☐ Market

☐ Yes ☐ Limit

Option Type: Option Symbol:

☐ PUT ___________________________________________

☐ CALL

Estimated Value: Currency:

_______________________________ ____ ☐ USD

☐ Other: ___________________________________

User Comment: ____________________________________________________________________

____________________________________________________________________________________

In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a) I do not possess any material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

(b) I am not aware that any Client Account or any client account managed by a Batterymarch Affiliate has an open order to buy or sell the Covered Security or an Equivalent Security.

(c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Client Account or any client account managed by a Batterymarch Affiliate to profit by the market effect of such transaction.

(d) If trading in the shares of a Batterymarch-Managed Fund, I am not using knowledge of the portfolio holdings of the Batterymarch-Managed Fund in an effort to profit through short-term trading of such Fund.

(e) The Covered Security is not being acquired in an Initial Public Offering or, if it is, I have reviewed Section IV.C.2.a. of the Code and have attached hereto a written explanation of such transaction.

(f) The Covered Security is not being acquired in a Private Offering or, if it is, I have reviewed Section IV.C.2.b. of the Code and have attached hereto a written explanation of such transaction.

(g) (Investment Persons Only.) If I am selling (or purchasing) the Covered Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased (or sold) the Covered Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Covered Securities Transactions by me.

(h) (Portfolio Managers Only.) If I am purchasing or selling the Covered Security, I have not in the past 7 calendar days purchased or sold the Covered Security or an Equivalent Security for a Client Account. I also am not considering purchasing or selling the Covered Security or an Equivalent Security for a Client Account in the next 7 calendar days.

(i) If I am requesting authorization for a sale of a Batterymarch-Managed Fund, I have not purchased shares of the same Batterymarch-Managed Fund within 60 calendar days, or vice-versa.

(j) I understand that if this trade is authorized, the length of the trade authorization approval will not extend beyond the close of business on the trading day the authorization is granted (as stated in Section IV.A.4. of the Code). If the order is not placed during this day, a new authorization must be obtained before the order is placed.

(k) Once this order is executed, I understand that I must satisfy the transaction and periodic statement reporting requirements as stated in Sections V.E. and V.F. (as applicable) of the Code. If this order is not executed, I agree to notify the Preclearance Officer.

(l) I believe that the proposed trade fully complies with the requirements of the Code, and if trading shares of a Monitored Fund, the policies outlined in the Prospectus of the Monitored Fund.

Any other relevant trade details (including Limit Price, if applicable):

______________________________________________________________________________

______________________________________________________________________________

What type of Order is this?

☐ Market Order

☐ Limit Order

I certify that I have reported all Covered Securities Transactions to Batterymarch’s Compliance Department during the past calendar quarter.

Checking the box to the right represents my electronic signature on this document.

☐ True

___________________________ ___________________________

Signed Name Date

__________________________

Printed Name

TRADE AUTHORIZATION OR DENIAL

(to be completed by Preclearance Officer)

______________________________________ _________________ _____________________

Name of Preclearance Officer Date Time

______________________________________ o Approved o Denied

Signature of Preclearance Officer

Appendix 7

NEW ACCOUNT(S) REPORT

I recently opened the following account(s) in which I have a Beneficial Interest:

Date Opened: __________________________________________________________________

Name of Broker, Dealer, Bank or Mutual Fund: _______________________________________

Account Title: _________________________________________________________________

Account Number: _______________________________________________________________

Checking the box to the right represents my electronic signature on this document.

☐ True

___________________________ ___________________________

Signed Name Date

___________________________

Printed Name

Appendix 8

TRANSACTION REPORT

I have executed the following transactions during the past calendar quarter:

Name of Covered Security(s) Traded: _______________________________________________

Exchange Ticker Symbol or CUSIP/SEDOL Number: __________________________________

Type of Security: _______________________________________________________________

Number of Shares: ______________________________________________________________

Principal Amount: ______________________________________________________________

Interest Rate: __________________________________________________________________

Maturity Date: _________________________________________________________________

Transaction Type (e.g., Buy or Sell): ________________________________________________

Price of Trade (In Local Currency): _________________________________________________

Name of Broker, Dealer, Bank or Mutual Fund: _______________________________________

Trade Date: ____________________________________________________________________

(Attach separate sheet if necessary and include any other relevant details of each transaction)

I certify that I have reported all Covered Securities Transactions to Batterymarch’s Compliance Department during the past calendar quarter.

☐ True

I certify that the answers given above are true and complete to the best of my knowledge. Checking the box to the right represents my electronic signature on this document.

☐ True

___________________________ ___________________________

Signed Name Date

___________________________

Printed Name

Appendix 9

CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics dated July 1, 2013, as amended from time to time (the “Code”), and I understand that it applies to me and to all Covered Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Covered Securities owned by members of my Immediate Family and that Covered Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code. I have also read the definitions of “Batterymarch-Managed Funds,” “Covered Securities,” “Immediate Family” and “Monitored Funds” and understand such definitions and the distinctions between them. The following accounts are maintained by one or more members of my Immediate Family who reside in my household of which I wish to rebut the presumption of having a Beneficial Interest:

Name of Immediate Family Member Holding Account: _________________________________

Relationship of Immediate Family Member: __________________________________________

Name of Brokerage Firm: ________________________________________________________

Account Number at Brokerage Firm: ________________________________________________

I certify that with respect to the account listed above:

I do not own individually or jointly with others any of the securities/funds held in the account.

☐ True

I do not possess or exercise decision making authority over the account.

☐ True

I do not act as a broker or investment adviser representative for the account.

☐ True

I agree that I will notify Batterymarch’s Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

☐ Yes

☐ No

___________________________ ___________________________

Signed Name Date

___________________________

Printed Name

Appendix 10

SAMPLE INSTRUCTION LETTER TO BROKER, DEALER OR BANK

[Date]

[Broker Name]

[Address]

Re: [Account Name]

[Account No.]

To Whom It May Concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer, Batterymarch Financial Management, Inc., shall be noted as an “Interested Party” with respect to the account(s). It shall, therefore, be sent copies of all trade confirmations and account statements relating to my account(s) on a regular basis.

Please send the requested documentation for the referenced account(s) directly to:

Batterymarch Financial Management, Inc.

P.O. Box 396

Burlington, MA 01803

This letter supersedes any prior instructions that I may have sent regarding the mailing of duplicate copies of trade confirmations and account statements.

Thank you for your cooperation.

If you have any questions, please contact me.

Sincerely,

[Name of Access Person]

1	Certain capitalized words are defined in Section VIII. Definitions.

2 Those brokers that offer an electronic feed into SunGard’s Protegent PTA software are preferred. A list of such brokers can be obtained from Batterymarch’s Compliance Department.

3 Please refer to Legg Mason’s Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities in Batterymarch’s Compliance Program Policies and Procedures Manual.

4 This exemption is primarily aimed at variable insurance contracts that are funded by insurance company separate accounts organized as Unit Investment Trusts; such separate accounts typically are sub-divided into sub-accounts, each of which invests exclusively in shares of an underlying Open-End Investment Company.

5 Any question concerning whether an index is considered to be a Broad-Based Index should be addressed to the Preclearance Officer.

6 The exercise within an employee stock Option plan of Options involving securities of a firm not affiliated with Legg Mason by a member of an Access Person’s Immediate Family is reportable under the provisions of the Code. Thus, a Transaction Report (Appendix 8) must be submitted for such a transaction if the transaction is otherwise unreported to Batterymarch’s Compliance Department.